As filed with the Securities and Exchange Commission on March 22, 2024
Registration No. 333-190389

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2543540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Southeast Loop 820
Fort Worth, Texas 76140
(817) 872-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janet Carr
Chief Executive Officer
1900 Southeast Loop 820
Fort Worth, Texas 76140
(817) 872-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel J. Ross
General Counsel and Secretary
1900 Southeast Loop 820
Fort Worth, Texas 76140
(817) 872-3200

TANDY LEATHER FACTORY, INC. 2013 RESTRICTED STOCK PLAN
(Full Title of the Plan)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-190389) (the “Registration Statement”) filed with the Securities and Exchange Commission on August 6, 2013 by Tandy Leather Factory, Inc., a Delaware corporation (the “Registrant”). The Registration Statement registered the sale of 300,000 shares of common stock of the Registrant, par value $0.0024 per share, issuable pursuant to the Tandy Leather Factory, Inc. 2013 Restricted Stock Plan.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statement to remove from registration the shares registered but unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 22nd day of March, 2024.

Tandy Leather Factory, Inc.
By:	/s/ Janet Carr
Janet Carr
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of March, 2024.

Signatures	Title	Date

/s/ Jefferson Gramm	Chairman of the Board	March 22, 2024
Jefferson Gramm

/s/ Janet Carr	Chief Executive Officer, Director	March 22, 2024
Janet Carr	(Principal Executive Officer)

/s/ Vicki Cantrell	Director	March 22, 2024
Vicki Cantrell

/s/ Elaine Crowley	Director	March 22, 2024
Elaine D. Crowley

/s/ James Pappas	Director	March 22, 2024
James Pappas

/s/ Sejal Patel	Director	March 22, 2024
Sejal Patel

/s/ Eric Speron	Director	March 22, 2024
Eric Speron